                      CONSENT OF INDEPENDENT ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-05057) of Pegasus Communications Corporation on Form S-1 of our report dated April 26, 1996, except for Note 9 as to which the date is September 3, 1996, on the DBS Operations of Harron Communications Corp. appearing in this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.





/s/  Deloitte & Touche LLP
- ---------------------------
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


September 3, 1996